Exhibit 10.9

WORK ORDER NO. 10

THIS WORK ORDER NO. 10 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Analytical Services:

•                  Retesting of 3AL1: Price: 5445€

Radius shall place purchase orders with Manufacturer in accordance with Work Order 10, and the work will be initiated upon Manufacturer’s acceptance of the PO.

The deliverables will include regular updates (status reports, conference calls), as requested by RADIUS.

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Richard W. Coombs, Sales Manager, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                          Compensation.  Radius will be invoiced 100% of the Services upon signature of this WO (€5445). The total compensation due Manufacturer for Services under this Work Order is not expected to exceed €5445.

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Work Order.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ David C. Hanley	By	/s/ Fabrice Gachot

Print Name	David C. Hanley, PhD	Print Name	Fabrice Gachot
Title	Executive Director, Tech Ops	Title	Director
Date	18May2015	Date	Key Account Management

		By	/s/ Albert Pereda

		Print Name	Albert Pereda
		Title	Legal Counsel
		Date	May 22, 2015

Approved by BGL

Lonza Legal Dept.